                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Seagate Technology, Inc. for the registration of $750,000,000 of its Debt Securities and to the incorporation by reference therein of our report dated July 16, 1996 (except the first paragraph of the Patent Litigation note as to which the date is July 19, 1996 and the first paragraph of the Business Litigation note as to which the date is July 31, 1996) with respect to the consolidated financial statements of Seagate Technology, Inc. incorporated by reference in its Annual Report
(Form 10-K) for the year ended June 28, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP

San Jose, California
February 10, 1997